EXHIBIT 99.3

Liberty Broadband Corporation

Unaudited Pro Forma Condensed Combined Financial Information

Introduction

The following unaudited pro forma condensed combined financial information and related notes present the historical financial statements of Liberty Broadband Corporation (“Liberty Broadband”) and GCI Liberty, Inc. (“GCI Liberty”) as if the Combination (defined below) had occurred on the dates specified below.

On December 18, 2020, Liberty Broadband closed its acquisition of GCI Liberty via a stock-for-stock merger (the “Combination”). At the effective time of the Combination, (i) each share of GCI Liberty Series A common stock outstanding immediately prior to the effective time was converted into 0.580 of a share of Liberty Broadband Series C common stock, (ii) each share of GCI Liberty Series B common stock outstanding immediately prior to the effective time was converted into 0.580 of a share of Liberty Broadband Series B common stock and (iii) each share of GCI Liberty Series A Cumulative Redeemable Preferred Stock outstanding immediately prior to the effective time was converted into one share of newly issued Liberty Broadband Series A Cumulative Redeemable Preferred Stock, except, in each case, for certain excluded shares. Cash will be paid in lieu of issuing fractional shares of Liberty Broadband Series C common stock and Liberty Broadband Series B common stock.

Pro Forma Information

The unaudited condensed combined pro forma financial information related to the Combination was prepared using the acquisition method of accounting and is based on the assumption that the business combination of Liberty Broadband and GCI Liberty took place as of September 30, 2020 for purposes of the unaudited pro forma balance sheet and as of January 1, 2019 for purposes of the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2019 and the nine months ended September 30, 2020.

In accordance with the acquisition method of accounting, the actual consolidated financial statements of Liberty Broadband will reflect the combination only from and after the date of the completion of the combination. Liberty Broadband has not yet undertaken a detailed analysis of the fair value of GCI Liberty’s assets and liabilities and will not finalize the purchase price allocation related to the combination until after the transaction is consummated. Accordingly, the unaudited pro forma adjustments are preliminary and have been made solely for the purpose of providing unaudited pro forma condensed combined financial information. Differences between these preliminary estimates and the final acquisition accounting may occur and these differences could be material. Additionally, the differences, if any, could have a material impact on the accompanying unaudited pro forma condensed combined financial statements and Liberty Broadband’s future results of operation and financial position.

The unaudited pro forma condensed combined financial information is presented for illustrative purposes only and does not purport to represent what the results of operations or financial position of Liberty Broadband would actually have been had the business combination occurred on the dates noted above, or to project the results of operations or financial position of Liberty Broadband for any future periods. The unaudited pro forma adjustments are based on available information and certain assumptions that Liberty Broadband’s management believes are reasonable. The unaudited pro forma adjustments are directly attributable to the business combination and are expected to have a continuing impact on the results of operations of Liberty Broadband. In the opinion of Liberty Broadband’s management, all adjustments necessary to present fairly the unaudited pro forma condensed combined financial information have been made.

The accompanying unaudited pro forma condensed combined financial information should be read in conjunction with the notes hereto.

Liberty Broadband Corporation

Pro Forma Condensed Combined Balance Sheet

As of September 30, 2020

(unaudited)

	Historical Liberty Broadband Corporation, as reported	Historical GCI Liberty, as reported	Eliminate GCI Liberty Investment in Liberty Broadband and Preferred Stock		Pro Forma Adjustments for the GCI Liberty Business Combination		Other Pro Forma Adjustments	Presentation Reclassifications		Pro Forma
	amounts in thousands
Assets
Current assets:
Cash and cash equivalents	$400,268	552,604	—		—		—	—		952,872
Other current assets	2,224	345,280	—		—		—	—		347,504
Total current assets	402,492	897,884	—		—		—	—		1,300,376
Investment in Charter, accounted for using the equity method	12,450,425	—	—		—		—	3,345,464	(m)	15,795,889
Investment in affiliates, accounted for using the equity method	—	157,484	—		900,299	(c)	—	—		1,057,783
Investment in equity securities	—	3,350,749	—		—		—	(3,350,749	)(m)	—
Investment in Liberty Broadband measured at fair value	—	6,097,955	(6,097,955	)(a)	—		—	—		—
Property and equipment, net	—	1,045,585	—		108,621	(d)	—	410	(m)	1,154,616
Intangible assets not subject to amortization
Goodwill	—	830,268	—		157,983	(e)	—	6,497	(m)	994,748
Other	—	342,500	—		139,698	(e)	—	—		482,198
Intangible assets subject to amortization, net	—	356,327	—		207,042	(f)	—	11	(m)	563,380
Tax sharing receivable	—	88,349	—		—		—	—		88,349
Other assets	8,772	192,741	—		—		—	(1,633	)(m)	199,880
Total assets	$12,861,689	13,359,842	(6,097,955)		1,513,643		—	—		21,637,219
Liabilities and Equity
Current liabilities:
Accounts payable and accrued liabilities	7,699	117,728	—		—		20,829 (k)	—		146,256
Deferred revenue	—	26,748	—		(2,941	)(g)	—	7,585	(m)	31,392
Current portion of debt	—	823,166	—		—		—	—		823,166
Indemnification obligation	—	309,541	—		—		—	—		309,541
Other current liabilities	8,640	84,161	—		—		—	(7,585	)(m)	85,216
Total current liabilities	16,339	1,361,344	—		(2,941)		20,829	—		1,395,571
Long-term debt	1,318,664	2,599,521	—		29,446	(h)	—	—		3,947,631
Obligations under finance leases and tower obligations, excluding current portion	—	93,742	—		—		—	—		93,742
Long-term deferred revenue	—	48,724	—		(18,024	)(g)	—	1,020	(m)	31,720
Deferred income tax liabilities	1,036,672	1,865,998	(998,448	)(a)	333,231	(i)	88,072 (l)	—		2,325,525
Preferred stock	—	178,066	(178,066	)(b)	204,155	(j)	—	—		204,155
Derivative instrument	—	63,456	—		—		—	—		63,456
Other liabilities	2,764	116,301	—		—		—	(1,020	)(m)	118,045
Total liabilities	$2,374,439	6,327,152	(1,176,514)		545,867		108,901	—		8,179,845
Equity
Preferred stock	—	—	—		—		—	—		—
Series A common stock	265	1,014	—		(1,014)		—	—		265
Series B common stock	25	45	—		(45)		—	—		25
Series C common stock	1,510	—	(427	)(a)	614		—	—		1,697
Additional paid-in capital	7,587,627	3,231,926	(4,921,014	)(a)(b)	4,759,203		—	—		10,657,742
Accumulated other comprehensive earnings, net of taxes	(3,394)	8,148	—		(8,148)		—	—		(3,394)
Retained earnings	2,901,217	3,782,834	—		(3,782,834)		(108,901)	—		2,792,316
Total stockholders equity	10,487,250	7,023,967	(4,921,441)		967,776		(108,901)	—		13,448,651
Non-controlling interests	—	8,723	—		—		—	—		8,723
Total equity	10,487,250	7,032,690	(4,921,441)		967,776		(108,901)	—		13,457,374
Commitments and contingencies										—
Total liabilities and equity	$12,861,689	13,359,842	(6,097,955)		1,513,643		—	—		21,637,219

See accompanying notes to unaudited pro forma condensed combined financial information

Liberty Broadband Corporation

Pro Forma Condensed Combined Statement of Operations

For the nine months ended September 30, 2020

(unaudited)

	Historical Liberty Broadband Corporation, as reported	Historical GCI Liberty, as reported	Remove Liberty Broadband Investment		Remove Historical Accounting for LendingTree and Charter		Tax Adjustment to Historical Financials		Change to Liberty Broadband Accounting Policies		Pro Forma Adjustments for the GCI Liberty Business Combination		Other Pro Forma Adjustments		Pro Forma
	amounts in thousands
Revenue:
Software sales	$12,317	—	—		—		—		—		—		—		12,317
Service	120	707,511	—		—		—		—		(2,205	)(r)	—		705,426
Total revenue	12,437	707,511	—		—		—		—		(2,205)		—		717,743

Operating costs and expenses
Operating, including stock-based compensation	7,515	210,062	—		—		—		—		—		—		217,577
Selling, general and administrative, including stock-based compensation	37,316	289,278	—		—		—		—		7,151	(s)	(22,721	)(v)	311,024
Depreciation and amortization	1,041	184,856	—		—		—		—		18,499	(t)	—		204,396
	45,872	684,196	—		—		—		—		25,650		(22,721)		732,997
Operating income (loss)	(33,435)	23,315	—		—		—		—		(27,855)		22,721		(15,254)
Other income (expense):
Interest expense	(14,711)	(100,364)	—		—		—		—		7,798	(u)	—		(107,277)
Share of earnings (losses) of affiliates	408,396	(7,504)	—		7,296	(o)	—		52,974	(q)	—		—		461,162
Gain (loss) on dilution of investment in affiliate	(140,610)	—	—		—		—		—		—		—		(140,610)
Realized and unrealized gains (losses) on financial instruments, net	(39,324)	1,199,560	(730,713	)(n)	(746,211	)(o)	—		11,882	(q)	—		—		(304,806)
Tax sharing agreement	—	30,057	—		—		—		—		—		—		30,057
Other, net	199	(5,176)	—		2,542	(o)	—		—		—		—		(2,435)
Net earnings (loss) before income taxes	180,515	1,139,888	(730,713)		(736,373)		—		64,856		(20,057)		22,721		(79,163)
Income tax benefit (expense)	(47,183)	(336,776)	197,293	(n)	198,821	(o)	(7,904	)(p)	(17,187	)(q)	3,674	(r)(t)(u)	—		(9,262)
Net earnings (loss)	133,332	803,112	(533,420)		(537,552)		(7,904)		47,669		(16,383)		22,721		(88,425)
Less net earnings (loss) attributable to the non-controlling interests	—	(77)	—		—		—		—		—		—		(77)
Net earnings (loss) attributable to shareholders	$133,332	803,189	(533,420)		(537,552)		(7,904)		47,669		(16,383)		22,721		(88,348)
Basic net earnings (loss) attributable to Series A, Series B and Series C Liberty Broadband shareholders per common share	$0.73														(0.44)
Diluted net earnings (loss) attributable to Series A, Series B and Series C Liberty Broadband shareholders per common share	$0.73														(0.44	)(w)

Shares used in computing basic earnings per share Liberty Broadband	181,765						—				18,726	(w)	—		200,491
Shares used in computing diluted earnings per share Liberty Broadband	182,718						—				19,188	(w)	—		201,906	(w)

See accompanying notes to unaudited pro forma condensed combined financial information

Liberty Broadband Corporation

Pro Forma Condensed Combined Statement of Operations

For the year ended December 31, 2019

(unaudited)

	Historical Liberty Broadband Corporation, as reported	Historical GCI Liberty, as reported	Remove Liberty Broadband Investment		Remove Historical Accounting for LendingTree and Charter		Tax Adjustment to Historical Financials		Change to Liberty Broadband Accounting Policies		Pro Forma Adjustments for the Liberty Broadband Business Combination		Pro Forma
	amounts in thousands
Revenue:
Software sales	$14,859	—	—		—		—		—		—		14,859
Service	—	894,733	—		—		—		—		(2,941	)(r)	891,792
Total revenue	14,859	894,733	—		—		—		—		(2,941)		906,651
Operating costs and expenses
Operating, including stock-based compensation	9,450	285,331	—		—		—		—		—		294,781
Selling, general and administrative, including stock- based compensation	32,811	399,286	—		—		—		—		(177	)(s)	431,920
Depreciation and amortization	1,875	266,333	—		—		—		—		24,665	(t)	292,873
Impairment of intangibles and long-lived assets	—	167,062	—		—		—		—		—		167,062
Insurance proceeds and restructuring, net	—	(5,758)	—		—		—		—		—		(5,758)
	44,136	1,112,254	—		—		—		—		24,488		1,180,878
Operating income (loss)	(29,277)	(217,521)	—		—		—		—		(27,429)		(274,227)
Other income (expense):
Interest expense	(25,166)	(153,803)	—		—		—		—		10,398	(u)	(168,571)
Share of earnings (losses) of affiliates	286,401	(2,629)	—		1,557	(o)	—		42,566	(q)	—		327,895
Gain (loss) on dilution of investment in affiliate	(79,329)	—	—		—		—		—		—		(79,329)
Realized and unrealized gains (losses) on financial instruments, net	1,170	3,002,400	(2,292,869	)(n)	(1,072,270	)(o)	—		288,847	(q)	—		(72,722)
Tax sharing agreement	—	26,646	—		—		—		—		—		26,646
Other, net	1,359	13,172	—		6,001	(o)	—		—		—		20,532
Net earnings (loss) before income taxes	155,158	2,668,265	(2,292,869)		(1,064,712)		—		331,413		(17,031)		(219,776)
Income tax benefit (expense)	(37,942)	(730,023)	619,075	(n)	287,472	(o)	(106,670	)(p)	(87,824	)(q)	4,899	(r)(t)(u)	(51,013)
Net earnings (loss)	117,216	1,938,242	(1,673,794)		(777,240)		(106,670)		243,589		(12,132)		(270,789)
Less net earnings (loss) attributable to the non-controlling interests	—	(456)	—		—		—		—		—		(456)
Net earnings (loss) attributable to shareholders	$117,216	1,938,698	(1,673,794)		(777,240)		(106,670)		243,589		(12,132)		(270,333)
Basic net earnings (loss) attributable to Series A, Series B and Series C Liberty Broadband shareholders per common share	$0.65												(1.35)
Diluted net earnings (loss) attributable to Series A, Series B and Series C Liberty Broadband shareholders per common share	$0.64												(1.35	)(w)

Shares used in computing earnings per share Liberty Broadband	181,531										18,726	(w)	200,257
Shares used in computing diluted earnings per share Liberty Broadband	182,784										19,010	(w)	201,794	(w)

See accompanying notes to unaudited pro forma condensed combined financial information

Liberty Broadband Corporation

Notes to Unaudited Pro Forma Condensed Combined Financial Information

(1) Basis of Pro Forma Presentation

The unaudited pro forma condensed combined balance sheet as of September 30, 2020 and the unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2020 and for the year ended December 31, 2019 are based on (i) the historical unaudited condensed consolidated financial statements of Liberty Broadband Corporation (“Liberty Broadband”) as of and for the nine month period ended September 30, 2020 contained in Liberty Broadband’s Quarterly Report on Form 10-Q filed with the SEC on November 4, 2020; (ii) the historical audited consolidated financial statements of Liberty Broadband as of and for the year ended December 31, 2019 contained in Liberty Broadband’s Annual Report on Form 10-K filed with the SEC on February 3, 2020; (iii) the historical unaudited condensed consolidated financial statements of GCI Liberty, Inc. (“GCI Liberty”) as of and for the nine month period ended September 30, 2020 contained in GCI Liberty’s Quarterly Report on Form 10-Q filed with the SEC on November 5, 2020; (iv) the historical audited consolidated financial statements of GCI Liberty as of and for the year ended December 31, 2019 contained in GCI Liberty’s Annual Report on Form 10-K filed with the SEC on February 27, 2020; and (v) other adjustments as detailed in note 3.

GCI Liberty’s historical financial information is adjusted in the unaudited condensed combined pro forma financial statements to give effect to unaudited pro forma adjustments that are (i) directly attributable to the business combination, (ii) factually supportable, and (iii) with respect to the unaudited pro forma statements of operations, expected to have a continuing impact on the combined results.

The unaudited pro forma condensed combined financial statements are presented solely for informational purposes and are not necessarily indicative of the combined results of operations or financial position that might have been achieved for the periods or dates indicated, nor is it necessarily indicative of the future results of the combined company.

Certain reclassifications were made to conform the presentation of Liberty Broadband and GCI Liberty’s historical financial statements.

(2) Estimated Consideration and Pro Forma Purchase Price Allocation

As required by acquisition accounting, an estimate of such consideration has been made at estimated fair value, which is further described in the table below. The final acquisition consideration may differ significantly from the amount determined as of December 18, 2020.

The following is the pro forma purchase consideration as of December 18, 2020 (amounts in thousands):

Fair value of newly issued Liberty Broadband Series C and B common stock [1]	$9,695,184
Fair value of newly issued Liberty Broadband preferred shares [2]	204,155
Fair value of share-based payment replacement awards [3]	113,727
Total fair value of consideration	10,013,066
Less: Fair value of Liberty Broadband shares attributable to share repurchase [4]	(6,738,609)
Total fair value of consideration attributable to business combination	3,274,457
Less: Fair value of newly issued Liberty Broadband preferred shares	(204,155)
Total fair value of acquisition consideration to be allocated	$3,070,302

(1)	The fair value of newly issued Series C and B Liberty Broadband common stock was calculated by multiplying (i) the outstanding GCI Liberty Series A and B common stock as of December 18, 2020, (ii) the Exchange Ratio, and (iii) the share price of Liberty Broadband Series C and B common stock on December 18, 2020.

(2)	The fair value of the newly issued Liberty Broadband preferred shares was calculated by multiplying (i) the outstanding shares of GCI Liberty Preferred Stock as of December 18, 2020, and (ii) the share price of GCI Liberty Preferred Stock on December 18, 2020. Since the Liberty Broadband preferred stock is not currently outstanding and the terms of the “to-be issued” Liberty Broadband preferred stock will mirror those of the GCI Liberty Preferred Stock, we believe this is the best estimate of fair value.

(3)	This amount represents the fair value of share-based payment replacement awards.

(4)	This amount was calculated by multiplying (i) the number of Liberty Broadband Series C common stock owned by GCI Liberty as of December 18, 2020 and (ii) the share price of Liberty Broadband Series C common stock on December 18, 2020.

The following is a pro forma purchase price allocation as if the combination had occurred on September 30, 2020 (amounts in thousands):

Current assets	$897,884
Investments	4,408,532
Property and equipment	1,154,206
Goodwill	988,251
Indefinite lived intangible assets	482,198
Definite lived intangible assets	563,369
Long term assets	281,090
Current liabilities	(1,358,403)
Long-term debt	(2,628,967)
Deferred tax liabilities, net	(1,200,781)
Other long term liabilities	(508,354)
Non-controlling interest	(8,723)
$3,070,302

The final determination of the allocation of the purchase price will be based on the fair value of such assets and liabilities as of the business combination date and may change significantly from the amounts determined in the pro forma purchase price allocation.

(3) Pro Forma Adjustments

The unaudited pro forma adjustments related to the combination included in the unaudited pro forma condensed combined financial statements are as follows:

(a)	Eliminate GCI Liberty’s investment in Liberty Broadband

As of September 30, 2020, GCI Liberty’s investment in Liberty Broadband had a fair value of approximately $6.1 billion, and was eliminated along with the related deferred tax liability through additional paid in capital in the condensed combined pro forma balance sheet, as the acquisition of Liberty Broadband shares held by GCI Liberty is accounted for as a share repurchase.

(b)	Eliminate the preferred stock

This adjustment represents the elimination of the historical preferred stock at GCI Liberty through additional paid in capital, as a result of the replacement Liberty Broadband Series A preferred stock that will be issued as part of the Combination.

(c)	Investment in affiliates, accounted for using the equity method

September 30, 2020
amounts in thousands
To eliminate the historical net book value of GCI Liberty’s Investment in affiliates, accounted for using the equity method	$(157,484)
To record pro forma estimated fair value of Investment in affiliates, accounted for using the equity method	1,057,783
Total adjustment to Investment in affiliates, accounted for using the equity method	$900,299

The pro forma fair value of GCI Liberty’s investment in affiliates, accounted for using the equity method was estimated based on the fair value of publicly traded shares as of September 30, 2020. We believe such allocation is a reasonable estimate of fair value. Subsequent to September 30, 2020, GCI Liberty sold its investment in LendingTree for reasons unrelated to the Combination.

(d)	Property and equipment, net

September 30, 2020
amounts in thousands
To eliminate the historical net book value of GCI Liberty’s Property and equipment	$(1,045,585)
To record pro forma estimated fair value of Property and equipment	1,154,206
Total adjustment to Property and equipment	$108,621

The pro forma fair value of GCI Liberty’s property and equipment was estimated based on the percentage of similar assets allocated as part of business combinations within the industry. We believe such allocation is a reasonable estimate of fair value. The final allocation will be determined by independent appraisal and could be materially different.

(e)	Intangible assets not subject to amortization

Goodwill

September 30, 2020
amounts in thousands
To eliminate the historical Goodwill of GCI Liberty	$(830,268)
To record pro forma Goodwill for the purchase consideration in excess of the estimated fair value of net assets acquired in connection with the combination	988,251
Total adjustment to Goodwill	$157,983

Other

September 30, 2020
amounts in thousands
To eliminate the historical net book value of GCI Liberty’s Other intangible assets not subject to amortization	$(342,500)
To record pro forma estimated fair value of Other intangible assets not subject to amortization	482,198
Total adjustment to Other intangible assets not subject to amortization	$139,698

Other intangible assets not subject to amortization is comprised primarily of cable certificates. The pro forma fair value of GCI Liberty’s cable certificates was estimated based on the percentage of similar assets allocated as part of our recent business combination and an understanding of others within the industry. We believe such allocation is a reasonable estimate of fair value. The final allocation will be determined by independent appraisal and could be materially different.

(f)	Intangible assets subject to amortization, net

September 30, 2020
amounts in thousands
To eliminate the historical net book value of GCI Liberty’s Intangible assets subject to amortization, net	$(356,327)
To record pro forma estimated fair value of Intangible assets subject to amortization, net	563,369
Total adjustment to Intangible assets subject to amortization, net	$207,042

Intangible assets subject to amortization, net is comprised of customer relationships, software license fees, and rights to use agreements. The pro forma fair value of GCI Liberty’s Intangible assets subject to amortization, net was estimated based on the percentage of similar assets allocated as part of our recent business combination and an understanding of others within the industry. We believe such allocation is a reasonable estimate of fair value. The final allocation will be determined by independent appraisal and could be materially different.

(g)	Deferred revenue

GCI Liberty defers a portion of its revenue related to fiber capacity indefeasible right to use agreements, grants, roaming contracts and any prepayments received from its customers. The adjustment was calculated based on GCI Liberty management’s understanding of these arrangements and based on previous acquisition transactions of GCI Liberty with similar arrangements.

(h)	Long-term debt

GCI Liberty’s debt was adjusted to its estimated fair value as of September 30, 2020. The amount was estimated based on the fair value disclosed in the GCI Liberty financial statements included on Form 10-Q as of September 30, 2020. This estimate of the fair value will change between Sepetmber 30, 2020 and the time that the Combination closes due to market changes, and such changes may be material. Subsequent to September 30, 2020, GCI Liberty had several changes to its long-term debt that are not reflected in the pro forma condensed combined financial statements, as follows:

i.	On October 15, 2020, GCI, LLC, a wholly owned subsidiary of GCI Liberty, amended its revolving credit facility (“Senior Credit Facility”) to, among other things, extend the maturity dates of the borrowings and commitments under the revolving credit facility and the $240.7 million term loan (“Term Loan B”) and increase the aggregate principal amount of the Term Loan B to $400.0 million (the “Amended Credit Facilities”). The Amended Credit Facilities include a $550 million revolving credit facility, with a $25 million sub-limit for standby letters of credit, and a $400 million Term Loan B.

ii.	On October 7, 2020, GCI, LLC issued $600.0 million of 4.750% senior notes due 2028 (the “2028 Notes”). The 2028 Notes are unsecured and the net proceeds of the offering, together with cash on hand and net proceeds from incremental borrowings under the Senior Credit Facility, were used to fund the redemption of all $450 million aggregate outstanding principal amount of the 6.875% Senior Notes due 2025 and the redemption of all $325 million aggregate outstanding principal amount of the 6.625% Senior Notes due 2024 on October 14, 2020 and October 23, 2020, respectively.

iii.	On November 19, 2020, GCI Liberty repurchased approximately $462.7 million principal amount of its 1.75% Exchangeable Senior Debentures due 2046 (the “Debentures”), leaving approximately $14.6 million of the Debentures outstanding.

(i)	Deferred income tax liabilities

The adjustment to deferred income taxes was calculated by applying Liberty Broadband and GCI Liberty’s estimated combined effective tax rate of 26.5% to the historical GCI Liberty deferred tax amounts and to the taxable pro forma adjustments, such as investments in affiliates accounted for using the equity method, property and equipment, intangible assets not subject to amortization, intangible assets subject to amortization, net, deferred revenue and debt.

(j)	Preferred stock

This adjustment represents the estimated fair value of the “to-be issued” Liberty Broadband preferred stock. The estimated fair value was determined using the publicly traded share price of the GCI Liberty preferred stock as of December 18, 2020 because Liberty Broadband will issue preferred stock with mirror terms to that of the GCI Liberty preferred stock. The final fair value could be different.

(k)	Accounts payable and accrued liabilities

This adjustment represents the expected transaction costs related to the Combination that have not yet been incurred, but are expected to be non-recurring, direct, and incremental costs due to the Combination.

(l)	Deferred income tax liabilities

The other adjustment to deferred income taxes was due to additional deferred tax liabilities expected to be recognized by Liberty Broadband as a result of an expected change to an estimated combined effective rate of 26.5%, which is an increase as compared to the historical Liberty Broadband effective rate used.

(m)	Presentation Reclassifications

The presentation reclassifications are to change GCI Liberty’s presentation of its investment in Charter Communications, Inc. (“Charter”) to the equity method of accounting to conform to Liberty Broadband’s presentation, and to break-out certain assets and liabilities that were historically included in other assets and other liabilities for Liberty Broadband, but that will be broken out going forward due to more material balances in those line items for GCI Liberty.

(n)	Adjustment to remove GCI Liberty’s investment in Liberty Broadband

Historically, GCI Liberty has accounted for its investment in Liberty Broadband as an equity method investment for which it elected to account for under the fair value option. Since the Combination will partially result in Liberty Broadband repurchasing its own common shares, this adjustment relates to the removal of GCI Liberty’s historical accounting treatment of its investment in Liberty Broadband, and the related income tax impacts at GCI Liberty’s historical effective tax rate.

(o)	Removal of historical accounting for LendingTree and Charter

Historically, GCI Liberty accounted for its investment in Charter at fair value and its investment in LendingTree, Inc. (“LendingTree”) as an equity method investment, and Liberty Broadband accounted for its investment in Charter as an equity method investment. Upon consummation of the Combination, Liberty Broadband expects to account for the combined investment in Charter under the equity method of accounting and as of September 30, 2020 expected to account for its investment in LendingTree as an equity method investment accounted for at fair value. Accordingly, GCI Liberty’s historical accounting treatment for LendingTree and Charter has been removed. The related income tax impacts are reflected at GCI Liberty’s historical effective tax rate. Subsequent to September 30, 2020, GCI Liberty sold its investment in LendingTree for reasons unrelated to the Combination.

(p)	Income tax benefit (expense)

The adjustment to income tax benefit (expense) was due to the anticipated change in the estimated combined effective rate to 26.5%. The adjustment reflects the impact of the newly estimated combined effective tax rate on both the historical Liberty Broadband and GCI Liberty results.

(q)	Change in accounting method

These adjustments are to record the impact to share of earnings of changing GCI Liberty’s investment in Charter to the equity method of accounting due to Liberty Broadband’s ability to exercise significant influence over Charter, and to record the unrealized gain (loss) on the investment in LendingTree that as of September 30, 2020 was expected to be accounted for as an equity method investment at fair value, as discussed above. The related income tax impacts are reflected at the estimated combined effective tax rate. As noted above, subsequent to September 30, 2020 GCI Liberty sold its investment in LendingTree.

(r)	Revenue

The adjustment represents the reduction in revenue caused by the reduction in deferred revenue as further described in note (g) above. Such adjustment also factors in the time period over which revenue will be reduced and was determined by using the weighted average remaining time period over which deferred revenue is expected to be recognized in the condensed combined statement of operations. The related income tax impacts are reflected at the estimated combined effective tax rate.

(s)	Selling, general and administrative, including stock-based compensation

Liberty Broadband is obligated to replace GCI Liberty’s outstanding share-based payment awards as a result of the Combination. A portion of the fair value of the replacement share-based payment awards will be recognized as share-based payment compensation expense in the post-combination statement of operations. This adjustment reflects the estimated impact of the replacement share-based payment awards.

(t)	Depreciation and amortization

The adjustment includes incremental depreciation for the fair value adjustment to property and equipment based on an estimated useful life of 10 years. The adjustment includes incremental amortization of pro forma definite lived intangible assets using the estimated weighted average useful life for GCI Liberty’s definite lived intangible assets, 15 years. The actual impact of incremental depreciation and amortization may be materially different. The related income tax impacts are reflected at the estimated combined effective tax rate.

(u)	Interest expense

The adjustment relates to amortization of (i) the premium associated with GCI Liberty’s debt instruments that will be recorded at fair value upon consummation of the Combination and (ii) the premium associated with the Liberty Broadband preferred stock that is represented by the excess of the fair value over the liquidation preference. The related income tax impacts are reflected at the estimated combined effective tax rate related to the premium associated with GCI Liberty’s debt instruments.

(v)	Selling, general and administrative, including stock-based compensation

In connection with the Combination, Liberty Broadband and GCI Liberty incurred approximately $22.7 million for financial advisory and legal services through September 30, 2020. As these fees are non-recurring, direct, incremental costs of the Combination, an adjustment has been made to exclude these costs in the unaudited pro forma condensed combined consolidated statement of operations for the corresponding period.

(w)	Shares used in computing earnings per share

Under the terms of the merger agreement each holder of Series A and B common stock of GCI Liberty will receive 0.58 of a share of Series C common stock and Series B common stock, respectively, of Liberty Broadband, which based on the number of shares outstanding at GCI Liberty as of December 18, 2020, is calculated as 61.4 million shares. The shares of Liberty Broadband that GCI Liberty owned as of December 18, 2020 will be retired to additional paid in capital, and therefore 42.7 million shares were subtracted from the 61.4 million of newly issued shares. The shares used in computed basic earnings per share were adjusted by 18.7 million shares, which represents the net number of shares to be issued by Liberty Broadband as part of the Combination. Shares used in computing diluted earnings per share were further adjusted by multiplying (i) the potentially dilutive securities of GCI Liberty as of September 30, 2020 and December 31, 2019, and (ii) the Exchange Ratio, which resulted in adjustments of 462 thousand shares and 284 thousand shares for the periods ended September 30, 2020 and December 31, 2019, respectively. However, the calculation of diluted net earnings (loss) attributable to Series A, Series B and Series C Liberty Broadband shareholders per common share is calculated using the shares used in computing basic earnings per share due to the pro forma net loss position as of September 30, 2020 and December 31, 2019.